As filed with the Securities and Exchange Commission on June 17, 2024

Registration No. 333-268654

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FERGUSON PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	98-1499339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, United Kingdom	RG41 5TS
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 118 927 3800

Ferguson Non-Employee Director Incentive Plan 2022

(Full title of the plan)

Kevin Murphy

Chief Executive Officer

Ferguson plc

c/o 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS, United Kingdom

Telephone: +44 (0) 118 927 3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C.

Asher Qazi

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

+1-212-446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to that certain Registration Statement No. 333-268654 on Form S-8 (the “Registration Statement”) filed by Ferguson plc (the “Registrant”) with the Securities and Exchange Commission on December 2, 2022 for the purpose of registering an aggregate of 250,000 ordinary shares of 10 pence of the Registrant under the Ferguson Non-Employee Director Incentive Plan 2022 (the “Plan”).

The Registrant has terminated all offerings and sales of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance under the Registration Statement that remain unsold at the termination of such offering, the Registrant hereby removes from registration all such securities registered but remaining unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Virginia, on June 17, 2024.

FERGUSON PLC

By:	/s/ William Brundage
Name: William Brundage
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933.